UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 12, 2012

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2012, The WhiteWave Foods Company (“WhiteWave”), a wholly-owned subsidiary of Dean Foods Company (“Dean Foods”), which subsidiary has filed a registration statement on Form S-1 relating to the proposed initial public offering of approximately 12% of WhiteWave’s Class A common stock (the “IPO”), entered into a Credit Agreement, with the subsidiary guarantors identified therein, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the other lenders party thereto (the “WhiteWave Credit Agreement”).

The initial credit extensions under the WhiteWave Credit Agreement are subject to certain conditions precedent, including (a) completion of the IPO and the related contribution of Dean Foods’ WhiteWave-Alpro business to WhiteWave, (b) WhiteWave’s consolidated net leverage ratio shall not exceed 3.65 to 1.00 on a pro forma basis and (c) WhiteWave and its subsidiaries shall have been released from their obligations as guarantors of Dean Foods’ indebtedness, including the Dean Foods senior credit facility and senior notes.

Subject to the terms and conditions set forth in the WhiteWave Credit Agreement, the lenders have provided WhiteWave the following senior secured credit facilities (the “Credit Facilities”) in an initial aggregate principal amount of $1.35 billion: (a) a five-year revolving credit facility in the amount of up to $850 million (the “Revolving Credit Facility”), (b) a five-year term loan A-1 facility in the amount of $250 million (the “Term Loan A-1 Facility”) and (c) a seven-year term loan A-2 facility in the amount of $250 million (the “Term Loan A-2 Facility”). Under the WhiteWave Credit Agreement, WhiteWave also has the right to request an increase of the aggregate commitment under the Revolving Credit Facility and to request incremental term loans under the Term Loan A-1 Facility or Term Loan A-2 Facility by up to $500,000,000, subject to specified conditions including the receipt of lender commitments. The Revolving Credit Facility will be available for the issuance of up to $75 million of letters of credit and up to $75 million for swing line loans.

Loans under the Credit Facilities will bear interest, at the election of WhiteWave, at either the base rate (as defined in the WhiteWave Credit Agreement) or LIBOR, plus the applicable interest rate margin for the applicable credit facility. The Term Loan A-1 Facility and the Revolving Credit Facility will initially bear interest at either LIBOR plus 1.75% or the base rate plus 0.75%, and the Term Loan A-2 Facility will initially bear interest at either LIBOR plus 2.00% or the base rate plus 1.00%, and, in each case, will be subject to adjustment based on WhiteWave’s consolidated net leverage ratio. The WhiteWave Credit Agreement requires amortization payments in quarterly installments of the following annual percentages of outstanding term loan principal: (a) for the Term Loan A-1 Facility, 5% in year 1, 5% in year 2, 7.5% in year 3, 7.5% in year 4 and 10% in year 5, and (b) for the Term Loan A-2 Facility, 1% per year. Subject to certain exceptions and conditions described in greater detail in the WhiteWave Credit Agreement, WhiteWave will be obligated to prepay the Credit Facilities with the net cash proceeds of certain asset sales and with casualty and insurance proceeds.

The proceeds of the Credit Facilities will be used: (a) to repay amounts outstanding under intercompany notes owed to Dean Foods upon completion of the IPO, (b) to finance WhiteWave’s working capital needs, and (c) for general corporate purposes of WhiteWave and its subsidiaries in the ordinary course of business, including acquisitions.

The Credit Facilities will be guaranteed by WhiteWave’s existing and future domestic material restricted subsidiaries (as defined in the WhiteWave Credit Agreement), which will be substantially all of WhiteWave’s wholly-owned U.S. subsidiaries (the “Guarantors”). The Credit Facilities will be secured by a first priority perfected security interest in substantially all of the assets of WhiteWave and the Guarantors, whether consisting of personal, tangible or intangible property, including a pledge of, and a perfected security interest in, (a) all of the shares of capital stock of the Guarantors and (b) 66% of the shares of the capital stock of all first-tier foreign subsidiaries that are restricted subsidiaries, in each case subject to certain exceptions set forth in the WhiteWave Credit Agreement.

The WhiteWave Credit Agreement contains customary representations, warranties and covenants, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, investments, loans and advances, transactions with affiliates and sale and leaseback transactions. The WhiteWave Credit Agreement also contains customary events of default and related cure provisions. WhiteWave is required to comply with (a) a maximum consolidated net leverage ratio initially set at 4.25 to 1.00 and stepping down to 4.00 to 1.00 beginning with the fifth full fiscal quarter after initial funding and then to 3.75 to 1.00 four fiscal quarters thereafter (subject to WhiteWave’s right to increase such ratio by 0.50 to 1.00, but not to exceed 4.50 to 1.00, for the next four fiscal quarters following any permitted acquisition for which the purchase consideration equals or exceeds $50 million) and (b) a minimum consolidated interest coverage ratio set at 3.00 to 1.00.

The description of the WhiteWave Credit Agreement is qualified in its entirety by reference to the full text of the WhiteWave Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Certain of the lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services for Dean Foods, White Wave and their affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of certain of the lenders under the WhiteWave Credit Agreement are underwriters in connection with WhiteWave’s proposed IPO and/or lenders under Dean Foods’ senior credit facility.

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a release of Dean Foods preliminary financial results for its WhiteWave-Alpro segment for the third quarter of 2012, issued October 17, 2012. This release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 14, 2012, Dean Foods, as the sole stockholder of WhiteWave, approved The WhiteWave Foods Company 2012 Stock Incentive Plan (the “2012 SIP”). Pursuant to the 2012 SIP, WhiteWave may make awards to its executive officers, non-employee directors, consultants and other WhiteWave employees, including Messrs. Gregg Engles and Blaine McPeak. As set forth in Dean Foods’ Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2012, it is expected that in connection with the IPO Messrs. Engles and McPeak will be granted certain awards of WhiteWave stock options and WhiteWave restricted stock units (“RSUs”) under the 2012 SIP. A summary of the material terms of the 2012 SIP is set forth below. The description of the 2012 SIP is qualified in its entirety by reference to the full text of the 2012 SIP, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

General

The purposes of the 2012 SIP are to attract and retain WhiteWave’s non-employee directors, consultants, executive personnel, and other key employees of outstanding ability, to motivate them by means of performance-related incentives, and to enable them to participate in WhiteWave’s growth and financial success. Eligibility to participate in the 2012 SIP is limited to WhiteWave’s employees (including officers and directors who are employees), non-employee directors, and consultants, and employees, non-employee directors, and consultants of WhiteWave’s subsidiaries.

Until such time as WhiteWave’s board of directors determines to constitute a compensation committee, the 2012 SIP will be administered by WhiteWave’s independent directors within the parameters initially established by Dean Foods and the Compensation Committee of the Dean Foods Board of Directors (the “DF Compensation Committee”), except that the DF Compensation Committee and the independent directors of the WhiteWave board will administer the 2012 SIP and determine any grants to be awarded under it prior to the completion of the IPO. Following the constitution of a compensation committee of WhiteWave’s board of directors, all references in this section to “WhiteWave’s independent directors” shall be deemed to refer to WhiteWave’s compensation committee.

WhiteWave’s independent directors will, from time to time, determine the specific persons to whom awards under the 2012 SIP will be granted, the extent of any such awards, and the terms and conditions of each award. WhiteWave’s independent directors may delegate this authority, in their discretion, to WhiteWave’s Chief Executive Officer or other officers, but may only delegate authority with respect to grants to individuals who are not executive officers of WhiteWave and only to the extent that such delegation is permitted under applicable law. WhiteWave’s independent directors or their designee, pursuant to the terms of the 2012 SIP, also will make all other necessary decisions and interpretations under the 2012 SIP.

Under the 2012 SIP, WhiteWave’s independent directors may grant awards of various types of equity-based compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and other types of equity-based awards.

Only WhiteWave Class A common stock, par value $0.01 per share (“Class A common stock”), may be awarded under the 2012 SIP. The maximum number of shares of Class A common stock that will be available to be awarded under the 2012 SIP is 20,000,000 shares. The maximum number of shares of Class A common stock that may be issued under the 2012 SIP with respect to incentive stock options is 1,000,000 shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares, and performance units covering more than 2,000,000 shares of Class A common stock in any calendar year, and no participant may be granted options and SARs covering more than 2,000,000 shares of Class A common stock in any calendar year. These limits may be modified upon certain corporate events, including recapitalizations, in order to preserve, or prevent the enlargement of, benefits or potential benefits under the 2012 SIP, as may the awards themselves. If, following completion of the IPO, Dean Foods determines to effect a spin-off or other disposition of all or a portion of its ownership interest in WhiteWave, these limits will not apply with respect to awards that may be made under the 2012 SIP in replacement of then outstanding awards in respect of Dean Foods common stock outstanding immediately prior to the distribution or disposition. No more than $10,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year.

Performance Shares and Performance Units; Performance Awards; Performance Criteria

WhiteWave’s independent directors may grant awards of performance shares or performance units under the 2012 SIP based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the independent directors in their discretion. The independent directors have the authority to determine other terms and conditions of the performance shares and performance units, including conditioning payment on the participant’s completing a minimum period of service following the grant date. Participants may not transfer any shares underlying such awards before they vest. WhiteWave’s independent directors may also grant performance awards under the 2012 SIP. Performance awards may be payable in cash or in shares of Class A common stock, and may relate to a single-year performance period, such as an annual bonus award, or multi-year periods.

WhiteWave’s independent directors may establish performance goals applicable to any award, including performance awards, performance shares, and performance units. When establishing a performance goal, the independent directors will determine the performance period over which performance against the goal will be measured and the amount of cash or number or value of shares of Class A common stock that may be earned based on the level of the performance goal achieved. Additional provisions that relate to the setting of the performance goal, certifying achievement of performance against the goal and the amount earned, and exercising negative discretion to reduce the amount earned and that apply to awards made to executive officers are intended to meet the tax deductibility rules for “performance-based” compensation under Section 162(m) of the Code.

The 2012 SIP provides that the independent directors may base the performance goals upon the relative or comparative attainment of one or more of the following performance criteria (whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): total shareholder return, stock price, operating earnings or margins, net earnings, earnings per share, EBITDA, net sales, return on equity, income, market share, return on investment, return on capital employed, working capital, return on invested capital, level of expenses, revenue, cash flow, and, in the case of persons who are not executive officers, such other criteria as may be determined by the independent directors. Performance criteria may be established on a company-wide basis or with respect to one or more business units, divisions, or subsidiaries. When establishing performance criteria for a performance period, the independent directors may exclude any or all charges or costs associated with restructurings of WhiteWave or any subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes, or such other objective factors as the independent directors deem appropriate.

Unless otherwise determined by the independent directors or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability, or retirement during the performance period, but at least one year into the performance period, the participant will be entitled to a distribution of the same number of performance awards or performance shares, as well as the value of performance units (without proration) that would have been payable for the performance period had his service continued until the end of the performance period. If a participant’s service is terminated for any other reason, performance awards, performance shares, and the value of performance units relating to the relevant performance period will be immediately forfeited and cancelled (unless otherwise determined by the independent directors or provided in an employment or individual severance agreement), and, in any event, all such performance awards, performance shares, and the value of performance units will be immediately forfeited and cancelled upon termination of service for cause.

Restricted Stock and RSUs

The independent directors may grant awards of restricted stock and RSUs under the 2012 SIP. Restricted stock and RSUs are forfeitable until they vest, and the participant may not transfer the restricted stock before it vests. Unless otherwise determined by WhiteWave’s independent directors, restricted stock and RSUs will vest ratably over three years on each anniversary of the date of grant (subject to the participant’s continued service with WhiteWave) or upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the independent directors in their discretion. RSUs may be settled in cash or shares of Class A common stock. Unless otherwise determined by the independent directors or provided in an award, employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability, or retirement during the restricted period, a pro rata portion of any restricted stock or RSUs held by the participant will vest and no longer be forfeitable based on the number of full calendar months of the participant’s service relative to the number of months in the restricted period at the date of termination. If a participant’s service is terminated for any other reason, any restricted stock or RSUs held by the participant will be immediately forfeited and cancelled (unless otherwise determined by the independent directors or provided in an employment or individual severance agreement), and, in any event, all such restricted stock and RSUs will be immediately forfeited and cancelled upon termination of service for cause.

Stock Options and Stock Appreciation Rights

The independent directors may grant awards of stock options and stock appreciation rights under the 2012 SIP. The stock options may be either “incentive stock options” (as that term is defined in Section 422 of the Internal Revenue Code (the “Code”)), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”). The independent directors have the authority to determine the terms and conditions of the stock options, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of WhiteWave’s Class A common stock on the date of grant (as determined in accordance with the 2012 SIP), and when the stock option or SAR will become exercisable. Unless otherwise determined by the independent directors, or provided in an award, employment or individual severance agreement, the stock options and SARs will become vested and exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant. Stock options and SARs may also become exercisable upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the independent directors in their discretion. The exercise period for any stock options and SARs awarded under the 2012 SIP may not extend beyond ten years from the date of grant.

Stock options and SARs awarded under the 2012 SIP that vest and become exercisable may be exercised in whole or in part. The exercise price of a stock option may be paid either in cash or cash equivalents or, if permitted by the independent directors, with previously acquired shares of Class A common stock, by means of a brokered cashless exercise, or by a combination of the foregoing, provided that the consideration tendered, valued as of the date tendered, is at least equal to the exercise price for the stock options being exercised. Additionally, options may be “net exercised,” that is, the excess, if any, of the full fair market value of the shares issuable upon exercise of the options being exercised over the exercise price for such shares and the taxes associated with such exercise will be delivered in shares of Class A common stock without any requirement that the participant pay the exercise price.

Stock appreciation rights, or SARs, are similar to stock options, except that no exercise price is required to be paid. Upon exercise of a SAR, the participant will receive payment equal to the increase in the fair market value of a share of Class A common stock on the date of exercise over the exercise price (fair market value on date of grant) times the number of shares of Class A common stock as to which the SAR is being exercised. The payment will be made in cash or shares of Class A common stock of equivalent value.

Unless otherwise determined by the independent directors or provided for in an award, employment, or individual severance agreement, if a participant’s service is terminated by reason of death or disability, all stock options and SARs held by the participant at the date of termination will vest and become exercisable and will remain exercisable until the earlier of (i) the second anniversary of such termination (or, for incentive stock options, the first anniversary of such termination) or (ii) the expiration date of the option or SAR. If a participant’s service is terminated for any other reason, any stock options held by the participant that have not become vested and exercisable will be immediately cancelled and any stock options and SARs that have become vested and exercisable will remain exercisable for 90 days following such termination. In any event, all stock options and SARs (whether or not then vested and exercisable) will be immediately cancelled upon termination of service for cause.

Other Stock-Based Awards

The 2012 SIP permits the independent directors to grant other forms of stock-based awards with such terms and conditions as the independent directors determine, including provisions relating to the impact of termination of service and a change in control. Such awards may include outright grants of shares of Class A common stock without restriction or awards structured to meet the requirements of non-U.S. law or practice. Such awards may be settled by the issuance of shares of Class A common stock or by a cash payment equal to the value of the shares earned under the award.

Change in Control

Except as otherwise provided in an employment or individual severance agreement or award agreement, upon a change in control (as defined in the 2012 SIP) of WhiteWave, or, with respect to the grants made in connection with the IPO and if prior to the intended spin-off of WhiteWave common stock, upon a change in control of Dean Foods, (1) all outstanding stock options and SARs will become immediately vested and exercisable; (2) the restricted period of all outstanding restricted stock and restricted stock units will immediately lapse; and (3) each outstanding performance award, performance share, and performance unit will be cancelled in exchange for at least 100% of the amount earned upon full achievement of applicable performance criteria. In addition, the independent directors may provide that in connection with a change in control:

•

each stock option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the fair market value of WhiteWave’s Class A common stock over the exercise price for such option or SAR; and

•

each share of restricted stock and each restricted stock unit will be cancelled in exchange for an amount equal to the fair market value of a share of Class A common stock multiplied by the number of shares of Class A common stock covered by such award. All amounts payable as a result of a change in control will be paid in cash or, at the discretion of the independent directors, in shares of stock of any new employer.

If a change in control occurs as a result of a merger, reorganization, consolidation, or sale of all or substantially all of WhiteWave’s assets, any participant whose service is involuntarily terminated (other than for cause) on or after the date on which WhiteWave’s stockholders approve the transaction giving rise to the change in control will be treated for purposes of the 2012 SIP as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.

Amendment and Termination

WhiteWave’s board of directors may terminate or suspend the 2012 SIP at any time, and from time to time may amend or modify the 2012 SIP, provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders, no amendment or modification to the 2012 SIP may (1) materially increase the benefits accruing to participants under the 2012 SIP, (2) except as a result of an adjustment in capitalization, materially increase the number of shares of stock subject to awards under the 2012 SIP or the number of awards or amount of cash that may be granted to a participant under the 2012 SIP, (3) materially modify the requirements for participation in the 2012 SIP, or (4) materially modify the 2012 SIP in any way that would require stockholder approval under any regulatory requirement that the independent directors, or the compensation committee, if constituted, determines to be applicable. Consequently, the 2012 SIP cannot be amended to remove the prohibition on re-pricing or to permit the grant of options or SARs at below fair market value exercise prices without stockholder approval. No amendment, modification, or termination of the 2012 SIP shall in any material way adversely affect any award previously granted under the 2012 SIP without the consent of the participant. The 2012 SIP shall continue in effect, unless sooner terminated by WhiteWave’s board of directors, until August 7, 2022, the tenth anniversary of the date on which the 2012 SIP was adopted by WhiteWave’s board of directors, at which time no additional awards may be granted after that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of October 12, 2012, among The WhiteWave Foods Company, the subsidiary guarantors identified therein, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the other lenders party thereto

10.2	The WhiteWave Foods Company 2012 Stock Incentive Plan

99.1	Press Release issued October 17, 2012

Statement On The WhiteWave Foods Company Registration Statement

A registration statement relating to securities of The WhiteWave Foods Company has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2012	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 12, 2012, among The WhiteWave Foods Company, the subsidiary guarantors identified therein, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the other lenders party thereto

10.2	The WhiteWave Foods Company 2012 Stock Incentive Plan

99.1	Press Release issued October 17, 2012